Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Ultra Petroleum Corp. Announces Exchange Agreement with Supporting Noteholders, Provides

Third Quarter Operations Update and Closes on Utah Asset Sale

•	Exchange Agreement Reduces Long-Term Debt by ~$250 Million, Extends Maturity of ~$560 Million of Debt from 2022 to Mid-2024 and Reduces Cash Interest Expense on Notes Exchanged

•	Third Quarter 2018 Production Averaged 734 MMcfe/d, Above Mid-Point of Guidance and Utah Asset Sale Closes with Proceeds Used to Pay Down Revolver

Englewood, Colorado – Oct. 17, 2018 – Ultra Petroleum Corp. (“Ultra Petroleum” or the “Company”) (NASDAQ: UPL) announces that it has entered into an agreement (the “Exchange Agreement”) with holders (the “Supporting Noteholders”) of approximately $556.4 million aggregate principal amount, or 79.5%, of its 6.875% Senior Notes due 2022 (the “2022 Notes”) and approximately $267.1 million aggregate principal amount, or 53.4%, of its 7.125% Senior Notes due 2025 (the “2025 Notes” and, together with the 2022 Notes, the “Old Notes”) to exchange all of the Old Notes held by each Supporting Noteholder for new 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes due July 2024 (the “New Notes”) and new warrants (the “Warrants”) of the Company entitling each holder thereof to purchase one common share of the Company. Under the terms of the Exchange Agreement, the Company is permitted to exchange up to 80% of the 2022 Notes and 55% of the 2025 Notes.

Pro forma for the Exchange Agreement, Ultra Petroleum anticipates that its long-term debt will be reduced by approximately $250 million. In addition to the reduction in debt, approximately $560 million, or 80% of the Company’s debt maturing in 2022, will be extended to July 2024, and its cash interest expense for the notes exchanged will be reduced by approximately $14 million through the life of the New Notes. Pro forma for the closing of the Exchange Agreement, the Company expects its net debt to last twelve months adjusted earnings before interest, taxes, depletion and amortization (LTM Adjusted EBITDA) (1)(2) ratio to improve from approximately 3.7x to 3.3x. For the quarter ending September 30, 2018, the Company had approximately $338 million in available liquidity.

“Through the Exchange Agreement, Management and the Board of Directors are proactively addressing and significantly improving the Company’s capital structure,” said Ultra Petroleum Chairman Evan Lederman on behalf of the Board. “The Exchange Agreement materially reduces our near-term maturities, significantly reduces our overall debt burden, and reduces our annual cash interest expense on the notes exchanged, all of which allow the Company to execute on its long-term business plans free from any capital structure constraints.”

Exchange Agreement Details

For each $1,000 aggregate principal amount of 2022 Notes validly exchanged, the Supporting Holders will receive $720 in aggregate principal amount of New Notes issued by the Company’s wholly owned subsidiary, Ultra Resources, Inc. (the “Issuer”), and 14 Warrants issued by the Company. For each $1,000 aggregate principal amount of 2025 Notes validly exchanged, the Supporting Holders will receive $660 in aggregate principal amount of New Notes issued by the Issuer and 14 Warrants issued by the Company. Each Warrant will be exercisable at the option of the holders thereof for one common share, no par value, of the Company, at any time following the date on which the volume-weighted average price of the common shares is at least $2.50 for 30 consecutive trading days. In the aggregate, if all Warrants are exercised, total shareholder dilution will be approximately 6%.

The Exchange Agreement remains subject to approval by at least a majority of the Company’s outstanding revolving credit facility and senior term loan.

Centerview Partners LLC is acting as lead financial advisor and Barclays is acting as co-advisor to the Company. Kirkland & Ellis LLP is acting as legal counsel to the Company for this transaction. Davis Polk & Wardwell LLP is acting as legal counsel to the Supporting Noteholders.

Later today, the Company will file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission with further Exchange Agreement details and to disclose certain other information that was delivered to the Supporting Noteholders in connection with the Exchange Agreement.

Third Quarter 2018 Production Above Mid-Point of Guidance

During the third quarter of 2018, the Company’s production averaged 734 million cubic feet equivalent (MMcfe) per day, which is above the mid-point of guidance. Production volumes include 63.8 billion cubic feet of natural gas and 624.2 thousand barrels of oil and condensate.

“I am pleased with our team’s execution and production coming in above the mid-point of guidance,” said Ultra Petroleum Interim CEO Brad Johnson. “The combination of premier assets, a focused team, an improved capital structure after the Exchange Agreement, and stronger commodity prices are all contributing to a significantly improving outlook for the Company.”

Utah Asset Sale and Relocation of Company Headquarters to Denver

The Company closed on the previously announced sale of its Utah assets for $75 million cash, with customary closing adjustments resulting in net proceeds of $69.3 million. The Company used most of the proceeds from the sale to fully pay down its revolving credit facility and as of September 30, 2018 had liquidity of approximately $338 million.

Earlier this month, Ultra completed its relocation of its headquarters from Houston, Texas to Englewood, Colorado, a suburb of Denver. Ultra now has 71 employees based in Colorado and 84 employees in Wyoming.

“With the completion of the Utah asset sale process and the consolidation of two offices into its long-time operational hub in Denver, Ultra is even more focused on its strategy to further reduce debt and optimize the value of its assets in Pinedale,” said Mr. Johnson.

Third Quarter 2018 Earnings Conference Call

The Company will host a conference call Thursday, November 8, 2018, at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time) to discuss the Company’s third quarter 2018 results and the Exchange Agreement.

Investors and analysts are invited to participate in the call by dialing 1-877-371-5742, or 1-629-228-0726 for international calls using Conference ID: 9583129. Interested parties may also listen over the internet at www.ultrapetroleum.com. A replay of the call will be available on the Company’s website.

Non-GAAP Definitions

(1) Earnings before interest, taxes, depletion and amortization (Adjusted EBITDA) is defined as Net income (loss) adjusted to exclude interest, taxes, depletion and amortization and certain other non-recurring or non-cash charges. Management believes that the non-GAAP measure of Adjusted EBITDA is useful as an indicator of an oil and gas exploration and production Company’s ability to internally fund exploration and development activities and to service or incur additional debt. Adjusted EBITDA should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

(2) Net debt to last twelve months Adjusted EBITDA is as of June 30, 2018 and is defined as debt less cash adjusted for the sale of the Uinta asset and the repayment of revolver balance divided by Adjusted EBITDA.

About Ultra Petroleum

Ultra Petroleum Corp. is an independent energy company engaged in domestic natural gas and oil exploration, development and production. The Company is listed on NASDAQ and trades under the ticker symbol “UPL”.

Additional information on the Company is available at www.ultrapetroleum.com. In addition, our filings with the Securities and Exchange Commission (“SEC”) are available by written request to Ultra Petroleum Corp. at 116 Inverness Drive East, Suite 400, Englewood, CO 80112 (Attention: Investor Relations) or on our website (www.ultrapetroleum.com) or from the SEC on their website at www.sec.gov or by telephone request at 1-800-SEC-0330.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement, including any opinions, forecasts, projections or other statements, other than statements of historical fact, are or may be forward-looking statements. Although the Company believes the expectations reflected in any forward-looking statements herein are reasonable, we can give no assurance that such expectations will prove to have been correct and actual results may differ materially from those projected or reflected in such statements. This news release also includes forward-looking statements about the Company’s borrowing base, which is based in part upon estimates of the Company’s proved reserves. There are numerous uncertainties inherent in estimating proved reserves, including projecting future rates of production and timing of development. In addition, certain risks and uncertainties inherent in our business as well as risks and uncertainties related to our operational and financial results are set forth in our filings with the SEC, particularly in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K for the most recent fiscal year, our most recent Quarterly Reports on Form 10-Q, and from time to time in other filings made by the Company with the SEC. Some of these risks and uncertainties include, but are not limited to, increased competition, the timing and extent of changes in prices for oil and gas, particularly in the areas where we own properties, conduct operations, and market our production, as well as the timing and extent of our success in discovering, developing, producing and estimating oil and gas reserves, our ability to successfully monetize the properties we are marketing, weather and government regulation, and the availability of oil field services, personnel and equipment.

For further information contact:

Investor Relations

303-708-9740, ext. 9898

Email: IR@ultrapetroleum.com